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PRICING SUPPLEMENT NO. 1 DATED NOVEMBER 9, 2001                                REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES

                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                     100MM                    Optional Conversion:                     N/A
Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life
Underwriting Discount:                N/A
Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York
Settlement Date                       November 9,2001          Initial Redemption Percentage:           N/A
(Original Issue Date):
Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A
Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        November 9,2004          Form of Note:                            Book Entry
Fixed Rate or Floating Rate Note:     N/A
Initial Interest Rate:                Fed Funds Open-Same
                                      Day

Interest Rate Basis:                  Fed Funds Open-Same
                                      Day

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             February 9,2001
 Interest Rate:                                                Interest Reset Date(s):
Spread to Index:                      +52 basis points
First Coupon:                         TBD
Interest Payment Date:                Quarterly, Pays the      Specify if Note is indexed,              N/A
                                      9th of each February,    renewable, dual currency,
                                      May, August and          amortizing, or OID, if applicable:
                                      November. Subject to
                                      the modified
                                      following business
                                      day convention.
Interest Determination Date:          Daily Fed Funds Open     Day Count:                               ACT/360
                                      shall be the rate set
                                      forth on Telerate
                                      page 5
                                                               CUSIP:                                   22541FBS4
First Interest Payment Date:          February 9,2001
Settlement:                           DTC #355

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                                               CREDIT SUISSE FIRST BOSTON
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